Exhibit 4.1

CISCO SYSTEMS, INC.

as Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Indenture

Dated as of [            ], 2014

INDENTURE, dated as of [                    ], 2014, between Cisco Systems, Inc., a corporation duly organized and existing under the laws of the State of California, as Issuer (the “Company”), having its principal offices at 170 West Tasman Drive, San Jose, California 95134 and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized under the laws of the United States of America, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of unsecured debt securities in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof;

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

WHEREAS, the Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) that are required to be a part of and govern indentures qualified under the Trust Indenture Act; and

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” means members of, or participants in, the Depositary, Euroclear or Clearstream.

“Aggregate Debt” has the meaning specified in Section 3.11.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Securities, the rules and procedures of the Depositary, Euroclear or Clearstream, as applicable, that apply to such transfer or exchange.

“Attributable Liens” has the meaning specified in Section 3.11.

“Authenticating Agent” means an authenticating agent with respect to any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.12.

“Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means, with respect to the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, or executive order or governmental decree to be closed.

“Capital Lease” has the meaning specified in Section 3.11.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by any of its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Worth” has the meaning specified in Section 3.11.

“Consolidated Subsidiaries” has the meaning specified in Section 3.11.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 400 South Hope Street, Suite 400, Los Angeles, California 90017, Attention: Corporate Unit.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Event of Default” has the meaning specified in Section 6.01.

“Euroclear” means the Euroclear Clearance System and any successor thereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, from time to time and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Security) or (x) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Securities Register, in each case in accordance with Section 1.05. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Security” means a Security in global form registered in the Securities Register in the name of a Depositary or a nominee thereof.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Holder” means a Person in whose name a Security is registered in the Securities Register.

“Indebtedness” has the meaning specified in Section 3.11.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture with respect to one or more series of Securities, respectively.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Issue Date” means the date on which any series of Securities are originally issued under this Indenture.

“Lien” has the meaning specified in Section 3.11.

“Notice of Default” has the meaning specified in Section 6.01.

“Officer’s Certificate” means a certificate signed on behalf of the Company by any of its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer, its Treasurer, any Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee. The officer signing an Officer’s Certificate given pursuant to Section 3.04 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities (or portions thereof) are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and

(iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 and (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units will be the U.S. dollar equivalent, determined in accordance with the terms of such Security, on the Issue Date of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent of such Security of the amount determined as provided in clause (i) above) of such Security; provided further that Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice from the Company that such Securities are so owned, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities.

“Permitted Liens” has the meaning specified in Section 3.11.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“Principal Property” has the meaning specified in Section 3.11.

“record date” “record date” has the meaning specified in Section 2.07.

“Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Security” or “Securities” has the meaning specified in the first paragraph of the Recitals of the Company in this Indenture or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Securities Register” has the respective meanings specified in Section 2.08.

“Securities Registrar” means a Person engaged to maintain the Securities Register.

“Senior Officer” has the meaning specified in Section 3.11.

“Shareholders’ Equity” has the meaning specified in Section 3.11.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Surviving Entity” has the meaning specified in Section 4.01.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and any successor Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series will mean the Trustee with respect to Securities of that series.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Wholly Owned Subsidiary” means any Subsidiary, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Trustee shall be entitled to receive upon request an Opinion of Counsel and Officer’s Certificate to the effect that all conditions precedent, if any, in the Indenture to such action have been complied with. Each such certificate or opinion shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of Holders of any or all series of Outstanding Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by Holders of such specified percentage in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder of the applicable series of Securities made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 8.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders of the requisite principal amount Outstanding Securities on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Securities Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security of a series shall bind every future Holder of the same Security and the Holder of every such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at: The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 400, Los Angeles, California 90017, Attention: Corporate Unit or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Treasurer.

Notice to the Trustee shall be effective only upon actual receipt by the Trustee.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

So long as the Securities of a series are registered in the name of the Depository Trust Company, any notices to be provided to the Holders of such series may be provided by electronic means in accordance with the Depository Trust Company’s operational procedures.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods from an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail (pdf) or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture with respect to one or more series of Securities, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded with respect to a series of Securities, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Severability Clause. In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and such Securities shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13. Waiver of Right to Trial by Jury. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 2

THE SECURITIES

Section 2.01. Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established and set forth in an Officer’s Certificate, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer executing such Securities, as evidenced by such officer’s execution of the Securities.

The definitive Securities shall be printed, lithographed, typewritten or otherwise reproduced, all as determined by the officer executing such Securities, as evidenced by such officer’s execution of such Securities.

Section 2.02. Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Section 2.03. Amount Unlimited; Issuable in Series. Subject to compliance with this Section 2.03, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established by and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series including CUSIP numbers, if available (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, Section 2.09, Section 2.11 or Section 5.03);

(c) the date or dates on which the principal of the Securities of the series is payable;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates;

(e) the right, if any, to extend the interest payment periods and the duration of such extension;

(f) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a Holder thereof pursuant to any sinking fund or otherwise and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j) the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

(k) whether the Securities are issuable under Rule 144A, Regulation S or any other exemption under the Securities Act and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

(l) whether the Securities are issuable as one or more Global Securities and, in such case, the identity of the Depositary for such series;

(m) any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the Securities of the series;

(n) any provisions granting special rights to Holders when a specified event occurs;

(o) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person (within the meaning of Regulation S under the Securities Act) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Securities of the series rather than pay such additional amounts;

(p) any special tax implications of the Securities, including provisions for Original Issue Discount Securities;

(q) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(r) any guarantor or co-issuer of the Securities of the series;

(s) any special interest premium or other premium;

(t) whether the Securities are convertible or exchangeable into, cash common stock or other equity securities or other assets or property of the Company or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

(u) the currency in which payments shall be made, if other than U.S. dollars;

(v) any provision of the Securities that would determine payments on the Securities by reference to an index or a formula;

(w) if the principal amount to be paid at the fixed maturity of such series is not determinable as of one or more dates prior to such fixed maturity, the amount that will be deemed to be the principal amount as of any such date for any such purpose;

(x) any additional provisions relating to the defeasance of the Securities of the series for purposes of Article 9; and

(y) any and all other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture) including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of Securities in that series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be set forth in an Officer’s Certificate, or in any indenture supplemental hereto. The Company may, without the consent of the Holders, increase the principal amount of the Securities of any series by issuing additional Securities of the same series in the future on the same terms and conditions as the Securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional Securities are not fungible with the Securities of such series for U.S. federal income tax purposes, such additional Securities will have one or more separate CUSIP numbers. Whether or not such additional Securities are so fungible, the Securities of any series and any additional Securities of such series the Company may issue in the future will be treated as a single series for all other purposes under this Indenture, including for purposes of determining whether the required percentage of the Holders of record of the Securities of such series has given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all Holders of the Securities of such series.

There shall be established in and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any additional Securities of any series:

(i) the aggregate principal amount of such additional Securities to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the issue date and the CUSIP numbers, if any, of such additional Securities and, to the extent applicable, the date from which interest shall accrue on, and the initial Interest Payment Date for, such additional Securities; and

(iii) whether such additional Securities shall be transfer restricted Securities or have any registration or exchange rights.

Section 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company, signed in the name of the Company by any one of the following officers: its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, its President, its Treasurer or one of its Vice Presidents. The Trustee, in accordance with such written order, shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under the Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon:

(a) a copy of one or more Board Resolutions, certified by the secretary or an assistant secretary of the Company, authorizing such series;

(b) an executed supplemental indenture, if any;

(c) in lieu of a supplemental indenture, an Officer’s Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and Section 2.03, respectively, and prepared in accordance with Section 1.02; and

(d) an Opinion of Counsel, prepared in accordance with Section 1.02, to the effect that

(i) the form or forms and terms of such Securities have been established by and set forth in an Officer’s Certificate, or by a supplemental indenture as permitted by Section 2.01 and Section 2.03 in conformity with the provisions of this Indenture; and

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company entitled to the benefits of this Indenture, and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 2.05. Execution of Securities. The Securities shall be signed in the name of the Company by any one of its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, its President, its Treasurer or one of its Vice Presidents. Such signature may be the manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such person as, at the actual date of the execution of such Security, shall be the proper officer of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 in principal amount and multiples of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officer of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

The principal of and the interest on the Securities of any series shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose.

Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, established as contemplated by Section 2.03.

Except as otherwise provided pursuant to Section 2.03, the Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any Interest Payment Date for such series shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such Interest Payment Date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such Interest Payment Date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08. Registration, Transfer and Exchange. The Company may appoint one or more Securities Registrars; provided that there shall not be more than one Securities Registrar at any given time. The Company initially appoints the Trustee as Securities Registrar. The Company will keep or cause to be kept at one of the offices or agencies to be maintained for the purpose as provided in Section 3.02 a register (the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. The Securities Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Securities Register shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Company for the purpose as provided in Section 3.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing, together with signature guarantees for such Holder or attorney.

The Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Neither the Company nor the Trustee shall be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

In addition to the transfer requirements provided in this Section 2.08, any Security or Securities will be subject to such further transfer restrictions as may be contained in an Officer’s Certificate or indenture supplemental hereto applicable to such series of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security or definitive Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the receipt of a Company Order, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security, which has matured or is about to mature or has been called for redemption in full or has otherwise become or is about to become due and payable, shall become mutilated or defaced or be destroyed, lost or stolen, the Company may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, cancellation, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of the Indenture. On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company the Securities cancelled by the Trustee. In the absence of such request, the Trustee shall dispose of cancelled Securities held by it in accordance with its customary procedures and deliver a certificate of disposition to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11. Temporary Securities. Pending the preparation of definitive Securities for any series, the Company may execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of the Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.02, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under the Indenture as definitive Securities of such series.

Section 2.12. Authenticating Agent. So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of the Indenture and shall be valid and binding for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon written request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.13. Global Securities. If the Company shall establish pursuant to Section 2.03 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that shall (i) represent, and be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Securities to be represented by a Global Security, (ii) be registered in the name of the Depositary or its nominee, (iii) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.13 of the Indenture, this Security may be transferred, in whole but not in part, only to the Depositary, to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

Notwithstanding the provisions of Section 2.08, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to the Depositary for such series, to another nominee of the Depositary for such series or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

Ownership of beneficial interests in a registered Global Security will be limited to Agent Members that have accounts with the Depositary or Persons that may hold interests through Agent Members. Upon the issuance of a registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the Agent Members’ accounts with the respective principal or face amounts of the Securities beneficially owned by the Agent Members. Any dealers, underwriters, initial purchasers or agents participating in the distribution of the Securities will designate the accounts to be credited. Ownership of beneficial interests in a registered Global Security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary, with respect to interests of Agent Members, and on the records of Agent Members, with respect to interests of Persons holding through Agent Members.

So long as the Depositary, or its nominee, is the registered owner of a registered Global Security, that Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by the registered Global Security for all purposes under the Indenture. Except as described in this Section 2.13, owners of beneficial interests in a registered Global Security will not be entitled to have the Securities represented by the registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders of the Securities under the Indenture. Accordingly, each Person owning a beneficial interest in a registered Global Security must rely on the procedures of the Depositary for that registered Global Security and, if that Person is not an Agent Member, on the procedures of the Agent Member through which the Person owns its interest, to exercise any rights of a Holder under the Indenture. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Principal and interest payments on Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the registered Global Security. None of the Company, the Trustee or any other agent of the Company, or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.13 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section

2.08, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may, subject to the procedures of the Depositary, at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.13 shall no longer apply to the Securities of such series. In such event the Company will execute and subject to Section 2.08, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.13 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect Agent Members or otherwise, shall instruct the Trustee in writing. The Company and the Trustee shall be entitled to conclusively rely on such instructions from the Depositary and shall incur no liability to any Person for any losses or damages arising as a result of any delay in receiving such instructions. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Section 2.14. Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in any Global Security held by Agent Members through Euroclear and Clearstream.

Section 2.15. CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

COVENANTS

Section 3.01. Payments of Principal and Interest. (a) The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal on each series of Securities at the rate specified therefor in the terms of such series of Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Unless otherwise provided in the Securities of any series, not later than 11:00 A.M. (New York City time) on the due date of any principal of or interest on any Securities, the Company will deposit with the paying agent moneys in immediately available funds sufficient to pay such amounts, provided that if the Company or any affiliate of the Company is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case, unless the paying agent is the Trustee, the Company will promptly notify the Trustee of its compliance with this paragraph or any failure to take an action as required by this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or paying agent, other than the Company or any affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any affiliate of the Company acts as paying agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) Payments in respect of the Securities represented by the Global Security are to be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security. Except as otherwise provided pursuant to Section 2.03, with respect to any definitive Security, the Company will make all payments (i) to any Holder of less than $2,000,000 aggregate principal amount by check mailed to such Holder at its address as it appears in the Securities Register or (ii) to any Holder of in excess of $2,000,000 aggregate principal amount by wire transfer of immediately available funds to the account specified by such Holder to the paying agent at least 15 days prior to the applicable date for such payment (or such lesser aggregate principal amount or shorter period as may be satisfactory to the Company).

Section 3.02. Maintenance of Office or Agency. So long as any of the Securities remain Outstanding, the Company shall maintain in the Borough of Manhattan, The City of New York, for each series then Outstanding, an office or agency: where Securities of such series may be presented or surrendered for payment; where Securities of such series may be surrendered for registration of transfer or exchange; and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Company hereby initially designates a corporate trust office of the Trustee, located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency as the agency to be maintained by it for each such purpose. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. All notices to the Trustee shall be delivered to the Trustee at its Corporate Trust Office in Los Angeles, California.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.03. Paying Agents. Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Company and the Trustee, subject to the provisions of this Section 3.03,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

(b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable,

(c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.03(b) above, and

(d) that it will perform all other duties of paying agent as set forth in this Indenture.

Anything in this Section 3.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Company or any paying agent hereunder, as required by this Section 3.03, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section is subject to the provisions of Section 9.05 and Section 9.06.

Section 3.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate which shall comply with the provisions of Section 314 of the Trust Indenture Act, stating whether or not to the knowledge of the signers thereof any Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) occurred during the previous fiscal year, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

Section 3.05. Existence. Subject to Article 4, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 3.06. Reports and Delivery of Certain Information. To the extent required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Trustee within 15 days after the same is filed with the Commission (i) all quarterly and annual financial information that is substantially equivalent to that which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all reports that are substantially equivalent to that which would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided that in each case the delivery of materials to the Trustee by electronic means shall be deemed to be “furnished” to the Trustee for purposes of this Section 3.06. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.07. Book-Entry System. If the Securities of any series that are issued as Global Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for such Securities.

Section 3.08. Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information (i) as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and (ii) in connection with such filing as the Trustee may request (and is reasonably available to the Company) in order for the Trustee to determine whether it has any tax related obligations under applicable law. In connection herewith, the Trustee shall be entitled to make any withholding or other payment to the extent necessary to comply with applicable law, for which the Trustee shall have no liability.

Section 3.09. Limitation on Liens. (a) With respect to the Securities of each series, the Company covenants that neither the Company nor any Wholly Owned Subsidiary will create or incur any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure Indebtedness, without effectively providing that the Securities of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(i) Liens existing as of the date of initial issuance of the Securities of such series;

(ii) Liens granted after the date of initial issuance of the Securities of such series created in favor of the holders of the Securities of such series;

(iii) Liens securing Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under this Section 3.09;

(iv) Liens created in substitution of or as replacements for any Lien permitted by clause (i), (ii) or (iii) of this Section 3.09(a); provided that based on a good faith determination of one of the Company’s Senior Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and

(v) Permitted Liens.

(b) Notwithstanding Section 3.09(a), the Company may, without equally and ratably securing the Securities of any series, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 3.09(a) if, after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien or (ii) 15% of Consolidated Net Worth calculated as of the date of the initial issuance of the Securities of such series.

Section 3.10. Limitation on Sale and Lease-Back Transactions. (a) With respect to the Securities of each series, the Company covenants that neither the Company nor any Wholly Owned Subsidiary will enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(i) such transaction was entered into prior to the date of initial issuance of the Securities of such series;

(ii) such transaction was for the sale and leasing back to the Company of any Principal Property by one of its Subsidiaries;

(iii) such transaction involves a lease for not more than three years (or which may be terminated by the Company within a period of not more than three years);

(iv) the Company would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Securities of such series pursuant to Section 3.09(a); or

(v) the Company applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of another Principal Property or to the retirement of long-term Indebtedness within 365 days before or after the effective date of any such sale and lease-back transaction; provided that in lieu of applying such amount to such retirement, the Company may deliver debt securities to the Trustee for cancellation, such debt securities to be credited at the cost thereof to the Company.

(b) Notwithstanding Section 3.10(a), the Company and any Wholly Owned Subsidiary may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction or (ii) 15% of Consolidated Net Worth calculated as of the date of initial issuance of the Securities of such series;

Section 3.11. Certain Definitions. As used in Section 3.09 and 3.10, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination: (i) the aggregate principal amount of Indebtedness of the Company and its Consolidated Subsidiaries incurred after the date of initial issuance of the Securities of such series and secured by Liens not permitted under Section 3.09(a) and (ii) Attributable Liens of the Company and its Consolidated Subsidiaries in respect of sale and lease-back transactions entered into after the date of initial issuance of the Securities of such series pursuant to Section 3.10(b).

“Attributable Liens” means, in connection with a sale and lease-back transaction, the lesser of: (i) the fair market value of the assets subject to such transaction, as determined in good faith by the Company’s Board of Directors; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company may terminate the lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, the Shareholders’ Equity of the Company and its Consolidated Subsidiaries on that date.

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, any subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Indebtedness” of any specified Person means any indebtedness in respect of borrowed money.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(a) Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(b)  (i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition, and (ii) Liens existing on any Principal Property at the time of acquisition thereof or at the time of acquisition by the Company of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (i), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;

(c) pre-existing Liens on assets acquired after the date of initial issuance of the Securities of the applicable series;

(d) Liens in favor of the Company or any Wholly Owned Subsidiary;

(e) purchase money Liens or purchase money security interests upon or in any Principal Property acquired or held by the Company in the ordinary course of business to secure the purchase price of such Principal Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Principal Property;

(f) Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

(g) Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis; and

(h) any extension, renewal, substitution or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the clauses (a) to (h), inclusive.

“Principal Property” means the Company’s principal offices in San Jose, California, and each research and development facility (including associated office facilities) located within the territorial limits of the States of the United States of America owned by the Company or any Wholly Owned Subsidiary, except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the importance of such Principal Property to the business, financial condition and earnings of the Company and its Consolidated Subsidiaries taken as a whole) not to be of material importance to the business of the Company and its Consolidated Subsidiaries taken as a whole.

“Senior Officer” of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Shareholders’ Equity” means, as of any date of determination, shareholders’ equity as reflected on the most recent consolidated balance sheet available to the Company prepared in accordance with GAAP.

ARTICLE 4

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 4.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge with or into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

(a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company (the “Surviving Entity”), (A) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (B) the Surviving Entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company or the Surviving Entity has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 3 and Article 4, respectively.

Section 4.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 4.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 5

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 5.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 5.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Company or otherwise shall be given by mailing notice of such redemption by first-class mail, postage prepaid, to such Holders of such series at their last addresses as they shall appear upon the Securities Register or, in the case of Securities of such series represented by a Global Security, in accordance with the applicable procedures and requirements of the Depositary, in each case at least 30 days but not more than 60 days prior to the date fixed for redemption unless another redemption notice period shall be established with respect to the Securities of a series as contemplated by Section 2.03. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP numbers, if available) and shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereby), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that unless the Company defaults in payment of the redemption price, on and after said date interest will cease to accrue thereon or on the portions thereof called for redemption. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed shall be prepared and given by the Company or, at the Company’s request, prepared by the Company and given by the Trustee in the name and at the expense of the Company.

In case of any redemption at the election of the Company or in the case of a mandatory redemption (other than a mandatory redemption scheduled to occur on fixed dates), the Company shall, at least 45 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee or unless otherwise provided pursuant to Section 2.03), notify the Trustee of such redemption date, of the principal amount of Securities of such series to be redeemed and of the provision of the Securities of such series pursuant to which the redemption is to be made. In the case of any redemption of Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

If less than all the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected by lot by the Depositary in the case of Securities represented by a Global Security, or, in the case of Securities not represented by a Global Security, the Trustee shall select, by lot or in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Not later than 11:00 A.M. (New York City time) on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.03) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

Section 5.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on or before the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 5.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. “Event of Default,” wherever used herein with respect to any series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in any payment of interest on any of the Securities of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(b) default in the payment of the principal on any of the Securities of such series when the same becomes due and payable, either at maturity, upon redemption, required repurchase or otherwise;

(c) default in the performance of any covenant, agreement or condition of the Company in this Indenture in respect of the Securities such series or the applicable series of Securities (other than a default specified in paragraph (a) or (b)), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all affected series (voting together as a single class) a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 6.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in 6.01(d) and 6.01(e)) with respect to one or more series of Securities occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee may, and at the direction of the Holders of not less than 25% in aggregate principal amount of the Securities of all affected series then Outstanding (voting together as a single class) by notice in writing to the Company, shall declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Outstanding Securities of each such series, together with all accrued and unpaid interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 6.01(d) or 6.01(e), the entire principal amount of the Outstanding Securities plus accrued and unpaid interest, if any, will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

After a declaration of acceleration under Section 6.01(a), Section 6.01(b) or Section 6.01(c) or any automatic acceleration under Sections 6.01(d) or 6.01(e), the Holders of a majority in principal amount of the Outstanding Securities of any series (each such series voting as a separate class) may rescind such acceleration with respect to the Securities of such series (x) if all existing Events of Default with respect to the Securities of such series, except for nonpayment of the principal and interest on the Securities of such series that have become due solely as a result of such acceleration, have been cured or waived, (y) if rescission of acceleration would not conflict with any judgment or decree and (z) if all sums paid or advanced by the Trustee in connection with any such Event of Default (including the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, but excluding any such sums paid or advanced by the Trustee as a result of negligence or bad faith) have been paid.

The Holders of a majority in principal amount of the Outstanding Securities of all affected series (voting together as a single class) may, by written notice to the Company and the Trustee, also waive past defaults, except a default in the payment of principal of or interest on any Outstanding Security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all affected Holders.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such acceleration or declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03. Collection of Indebtedness; Trustee May Prove Debt. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities of any series under Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities of any series, or to the creditors or property of the Company or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the

Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under the Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 6.04. Application of Money Collected. Any moneys collected by the Trustee pursuant to this Article 6 in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07; and

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 6.05. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 6.01(a) or 6.01(b)), unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% in aggregate principal amount of the affected Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the affected Securities then Outstanding;

it being understood and intended that no one or more Holders of any Securities of any series shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the applicable series.

Section 6.06. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed or provided for in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.07. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.08. Rights and Remedies Cumulative. Except as otherwise provided in Section 2.09 or Section 6.05 , no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.09. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.10. Control by Holders. Subject to Section 7.03(e), the Holders of a majority in aggregate principal amount of the Securities of all affected series (voting together as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of each such series by the Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Section 6.11. Waiver of Past Defaults. Except as otherwise provided in Section 6.01, Section 6.06 and Section 10.02, the Holders of a majority in aggregate principal amount of the Outstanding Securities affected may, by notice to the Trustee, waive an existing default and its consequences on behalf of the Holders of all Outstanding Securities with respect to which such default has occurred and is continuing.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the applicable series of Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 6.12 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities or to a suit instituted by a Holder to enforce payment of principal of or interest on any Security on the respective due dates expressed or provided for in such Security.

Section 6.13. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders in accordance with Section 6.10, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Notice of Defaults. The Trustee shall give to the Holders of the Securities of any series notice of all Defaults which have occurred with respect to the Securities of such series, such notice to be transmitted within 90 days after the Trustee has actual knowledge thereof, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of Default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 7.03. Certain Rights of Trustee. Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee;

(i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

Section 7.04. Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities of any series. The Trustee shall not be accountable for the use or application by the Company of Securities of any series or the proceeds thereof.

Section 7.05. May Hold Securities. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not the Trustee or such agent.

Section 7.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.07. Compensation and Reimbursement. The Company agrees:

(i) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(iii) to indemnify the Trustee (which for purposes of this Section 7.07(iii) shall include its officers, directors, employees and agents) and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, and interest on, particular Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in Section 6.01(d) and 6.01(e) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delays, restricts or prohibits the providing of services contemplated by this Indenture.

Section 7.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under the Indenture with respect to Securities of more than one series.

Section 7.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

(b) The Trustee may resign with respect to one or more series of Securities at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Trustee for the appointment of a successor Trustee.

(c) The Trustee may be removed with respect to a series of Securities at any time by Act of the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series of Securities.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 7.08 with respect to any series of Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities or shall be adjudged a bankrupt or insolvent, or

(iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee with respect to the applicable series of Securities, or (B) subject to Section 6.12, any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to a series of Securities, the Company, by a Company Order, shall promptly appoint a successor Trustee with respect to such series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of the relevant series of Securities in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

If a successor Trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto prepared by and at the expense of the Company which (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 7.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver such Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 8

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 8.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(i) semi-annually, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Securities Registrar.

Section 8.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 8.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than November 15 in each calendar year, commencing in November 15, 2014. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities of any series are listed on any stock exchange or of any delisting thereof.

Section 8.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). It is expressly understood that materials transmitted electronically by the Company to the Trustee shall be deemed filed with the Trustee for purposes of this Section 8.04.

ARTICLE 9

DEFEASANCE AND DISCHARGE

Section 9.01. Defeasance and Discharge of Indenture. The Company may terminate its obligations under the Indenture with respect to the Securities of any series when:

(a) either

(i) all the Securities of such series that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09); or

(ii) all the Securities of such series issued that have not been cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their final maturity within one year, or are to be called for redemption within one year, under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name, and at the Company’s expense, and the Company shall have irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the Securities of such series to pay principal and interest; and

(b) the Company shall have paid or caused to be paid all other sums then due and payable under the Indenture with respect to the Securities of such series; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Securities of such series have been complied with.

If the foregoing conditions are met, the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments prepared by the Company acknowledging such satisfaction of and discharging the Indenture with respect to such series except as to:

(i) rights of registration of transfer and exchange of Securities of such series;

(ii) the Company’s right of optional redemption, if any;

(iii) substitution of mutilated, defaced, destroyed, lost or stolen Securities;

(iv) rights of Holders to receive payments of principal and interest thereon when due and payable;

(v) the rights, powers, trusts, duties and immunities of the Trustee hereunder,

(vi) the rights of the Holders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and the rights of the Company to be repaid any money pursuant to Section 9.05 and 9.06.

Section 9.02. Legal Defeasance. After the 91st day following the deposit referred to in Section 9.02(a), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Securities of any series and the Indenture, other than its obligations in Article 2 and Sections 3.02, 7.07, 7.10, and as set forth in clauses (i) through (vi) of Section 9.01(c); provided that the following conditions have been satisfied:

(a) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the Securities of such series in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 9.06), in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal of and interest on such Securities when due at or prior to maturity or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, due on or prior to the redemption date;

(b) the Company has delivered to the Trustee an Opinion of Counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the holders of the Securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(c) no Default with respect to the Outstanding Securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

(d) the defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Securities of such series were in default within the meaning of such Act;

(e) the deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(f) the defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

(g) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 91-day period, none of the Company’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under such Securities and the Indenture with respect to such Securities except for the surviving obligations specified above.

Section 9.03. Covenant Defeasance. After the 91st day following the deposit referred to in Section 9.01, the Company’s obligations set forth in Section 3.04, 3.06, 3.09, 3.10, 3.11 and 4.01 will terminate and Section 6.01(c) will no longer constitute an Event of Default; provided that the following conditions have been satisfied:

(a) the Company has complied with clauses (a), (c), (d), (e), (f) and (g) of Section 9.02; and

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 9.04. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.06, all moneys and Governmental Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or Section 9.02 with respect to the Securities of a series shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. Such moneys and Governmental Obligations (including the proceeds thereof) need not be segregated from other funds except to the extent required by law.

Section 9.05. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of the Indenture with respect to Securities of any series, all moneys or Governmental Obligations then held by any paying agent under the provisions of the Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 9.06. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys or Governmental Obligations deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys or Governmental Obligations shall thereupon cease.

ARTICLE 10

AMENDMENTS

Section 10.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or modify this Indenture or the Securities of any series or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company herein and in any series of Securities; or

(ii) to add to the covenants of the Company for the benefit of the Holders of any series, or to surrender any right or power herein conferred upon the Company under this Indenture; or

(iii) to evidence and provide for a successor Trustee with respect to the Securities of any series or to add to or change any provision to the extent necessary to appoint a separate Trustee for a specific series of Securities; or

(iv) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (iv) shall not adversely affect the rights of the Holders of any Security in any material respect; or

(v) to add any additional Events of Default for the benefit of the Holders of any series; or

(vi) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of any series any property or assets; or

(vii) to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance or discharge of any series of Securities; provided that such change or modification does not adversely affect the interests of the Holders of any Security; or

(viii) to add, change or eliminate any provision of this Indenture applying to one or more series of Securities; provided that the Company deems such action necessary or advisable and that such action does not adversely affect the interests of any Holder of any series of Securities in any material respect; or

(ix) add, change or eliminate any provision of this Indenture in accordance with the Trust Indenture Act; provided that such action does not adversely affect the interests of any Holder of Securities, or

(x) provide for the issuance of additional debt securities of any series ranking equally with the Securities (other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities).

Section 10.02. Supplemental Indentures with Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series affected by such amendment or supplemental indenture (voting together as a single class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of a particular series affected thereby,

(i) reduce the rate of or change the time for payment of interest on the Securities of such series; or

(ii) reduce the principal amount, or extend the fixed maturity, of the Securities of such series; or

(iii) reduce any redemption price or repurchase price of such series of Securities or amend or modify in any manner adverse to the Holders of such series the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(iv) make any Security of such series payable in money other than that stated in such Security or other than in accordance with the provisions of this Indenture; or

(v) impair the right of any Holder of such series to receive payment of principal or interest on the Securities of such series on or after the due dates therefor, including waiving any Default with respect to the payment of principal or interest thereon, or to institute suit for the enforcement of any payment on or with respect to the Securities of such series; or

(vi) reduce the quorum or voting requirements under this Indenture; or

(vii) change the ranking of the Securities of such series in a manner adverse to the Holders of such series; or

(viii) make any change in the amendment provisions which require each the consent of each Holder of such series or in the waiver provisions; or

(ix) reduce the percentage in principal amount Outstanding of Securities of such series, which must consent to any such supplemental indenture, waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) or consent provided for in this Indenture; or

(x) modify any of the provisions of this Section 10.02 or Section 6.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby.

An amendment, supplemental indenture or waiver which changes, eliminates or waives any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act approves the substance thereof.

Section 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of each series of Securities affected thereby shall be bound thereby, whether any such Security is theretofore or thereafter authenticated and delivered hereunder.

Section 10.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 10.06. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 shall bear a notation in form approved by the Trustee for such series as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities of such series then Outstanding.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CISCO SYSTEMS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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